Exhibit 10(b)

CONSENT OF

INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our Firm under the captions “Financial Statements” and “Experts” and to the use of our reports dated March 21, 2003 and March 31, 2003 with respect to the financial statements of the Canada Life of New York Variable Annuity Account 1 and the Canada Life Insurance Company of New York included in the Registration Statement Form N-4, No. 33-32199 and related Prospectus of Canada Life of New York Variable Annuity Account 1 dated May 1, 2003.

Toronto, Canada,

April 29, 2003.	Chartered Accountants